Exhibit 99.1

NEWS RELEASE

Contacts:

Fernando Vivanco	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-505-3780	+1-763-505-4626

FOR IMMEDIATE RELEASE

MEDTRONIC REPORTS SECOND QUARTER FINANCIAL RESULTS

▪	Revenue of $7.1 Billion; GAAP Diluted EPS of $1.48; Non-GAAP Diluted EPS of $1.07

▪	Given Divestiture, Revenue Decreased 4% as Reported; Increased 3% at Comparable, Constant Currency or 4% Adjusting for Hurricane Maria Impact

▪	Company Reiterates Full Year Revenue and EPS Guidance

DUBLIN - November 21, 2017 - Medtronic plc (NYSE: MDT) today announced financial results for its second quarter of fiscal year 2018, which ended October 27, 2017.

The company reported second quarter worldwide revenue of $7.050 billion, a decrease of 4 percent as reported, with the decline driven by the company’s divestiture of its Patient Care, Deep Vein Thrombosis (Compression), and Nutritional Insufficiency businesses to Cardinal Health that occurred at the beginning of the quarter. Second quarter revenue increased 3 percent on a comparable, constant currency basis, which adjusts for the divestiture and a $35 million positive impact from foreign currency. Excluding the approximate $55 to $65 million impact of Hurricane Maria to the company’s revenue, which was split across the company’s Minimally Invasive Therapies Group and Restorative Therapies Group, second quarter revenue growth would have been 4 percent on a comparable, constant currency basis.

As reported, second quarter GAAP net income and diluted earnings per share (EPS) were $2.017 billion and $1.48, respectively. As detailed in the financial schedules included through the link at the end of this release, second quarter non-GAAP net income and diluted EPS were $1.456 billion and $1.07, decreases of 7 percent and 4 percent, respectively. Adjusting for the divestiture, a positive 1 cent impact from foreign currency, and the approximate 3 cent impact from Hurricane Maria, second quarter non-GAAP diluted EPS increased approximately 5 percent.

Second quarter U.S. revenue of $3.734 billion represented 53 percent of company revenue and decreased 10 percent as reported, or was flat on a comparable basis. Non-U.S. developed market revenue of $2.241 billion represented 32 percent of company revenue and increased 1 percent as reported, or 5 percent on a comparable, constant currency basis. Emerging market revenue of $1.075 billion represented 15 percent of company revenue and increased 9 percent as reported, or 12 percent on a comparable, constant currency basis.

“Our second quarter financial results are very encouraging, when considered in the context of a quarter in which we faced three hurricanes and the California wildfires. Hurricane Maria, in particular, significantly affected our manufacturing operations in Puerto Rico,” said Omar Ishrak, Medtronic chairman and chief executive officer. “Against this backdrop, we delivered a sequential acceleration in our organic revenue growth, as expected.”

Cardiac and Vascular Group
The Cardiac and Vascular Group (CVG) includes the Cardiac Rhythm & Heart Failure (CRHF), Coronary & Structural Heart (CSH), and Aortic & Peripheral Vascular (APV) divisions. CVG worldwide second quarter revenue of $2.773 billion increased 7 percent on both a reported and constant currency basis. CVG revenue performance was driven by strong, low-double digit growth in CSH and mid-single digit growth in CRHF and APV, all on a constant currency basis.

▪
CRHF second quarter revenue of $1.467 billion increased 5 percent, or 4 percent on a constant currency basis. Arrhythmia Management grew in the mid-single digits on a constant currency basis, driven by high-teens growth in AF Solutions and low-double digit growth in Diagnostics, both on a constant currency basis, as well as strong adoption of the Micra™ Transcatheter Pacing System and TYRX™ absorbable antibacterial envelope. Heart Failure grew in the high-single digits on a constant currency basis, driven by strong demand for the company’s portfolio of quadripolar cardiac resynchronization therapy-pacemakers (CRT-P), as well as growth in Mechanical Circulatory Support.

▪
CSH second quarter revenue of $854 million increased 13 percent, or 12 percent on a constant currency basis, led by high-thirties growth on a constant currency basis in transcatheter aortic valves on the strength of the recently launched CoreValve® Evolut® PRO and U.S. intermediate risk indication. In addition, the Coronary business returned to growth, driven by the company’s recent launch of the Resolute Onyx™ drug-eluting stent in the U.S. and Japan.

▪
APV second quarter revenue of $452 million increased 5 percent, or 4 percent on a constant currency basis. Aortic growth was led by the solid adoption of the Heli-FX® EndoAnchor® System and solid performance of the Valiant® Captivia® thoracic stent graft systems. Peripheral was driven by double digit growth in both PTA balloons and drug-coated balloons. Mid-single digit growth in endoVenous was driven by the recently launched Concerto™ 3D detachable coil system.

Minimally Invasive Therapies Group
The Minimally Invasive Therapies Group (MITG) is now organized into the Surgical Innovations (SI) and the Respiratory, Gastrointestinal & Renal (RGR) divisions following the divestiture of its Patient Care, Deep Vein Thrombosis (Compression), and Nutritional Insufficiency (Enteral Feeding) businesses. MITG worldwide second quarter revenue of $1.952 billion decreased 21 percent as reported, or increased 2 percent on a comparable, constant currency basis. MITG second quarter revenue growth reflected mid-single digit growth in SI, which was affected by Hurricane Maria, offset by low-single digit declines in RGR.

▪
SI second quarter revenue of $1.334 billion increased 4 percent on a comparable, constant currency basis, driven by new products in Advanced Stapling and Advanced Energy, including endo stapling specialty reloads, the Signia™ powered stapler, and LigaSure™ vessel sealing instruments.

▪
RGR second quarter revenue of $618 million decreased 3 percent on a comparable, constant currency basis. The declines were driven by difficult comparisons in its Respiratory business following the return to market last year of the Puritan Bennett™ 980 ventilator.

Restorative Therapies Group
The Restorative Therapies Group (RTG) includes the Spine, Brain Therapies, Specialty Therapies, and Pain Therapies divisions. RTG worldwide second quarter revenue of $1.863 billion increased 2 percent on both a reported and constant currency basis. Group results were driven by low-double digit growth in Brain Therapies, offsetting declines in Spine, Specialty Therapies, and Pain Therapies, all on a constant currency basis. Hurricane Maria primarily affected the Spine and Pain Therapies division, as well as the Pelvic Health business in the Specialty Therapies division.

▪
Spine second quarter revenue of $659 million decreased 1 percent on both a reported and constant currency basis. Mid-single digit constant currency growth in Biologics worldwide and low-single digit constant currency growth in Core Spine in international markets was offset by mid-single digit declines in Core Spine in the U.S. as a result of the impact of Hurricane Maria.

▪
Brain Therapies second quarter revenue of $575 million increased 14 percent, or 13 percent on a constant currency basis. Growth was driven by high-twenties constant currency growth in Neurovascular, with strength across its product portfolio. The Neurosurgery business grew in the mid-teens on a constant currency basis, led by strong sales of the StealthStation™ S8 surgical navigation system, O-arm®2 surgical imaging system, Visualase® MRI-guided laser ablation system, and Midas Rex® surgical instruments.

▪
Specialty Therapies second quarter revenue of $365 million decreased 1 percent on both a reported and constant currency basis. Mid-single digit global constant currency growth in Transformative Solutions, ENT, and high-single digit international constant currency growth in Pelvic Health was offset by mid-single digit declines in Pelvic Health in the U.S., with the declines driven by the impact of Hurricane Maria on InterStim® II sales.

▪
Pain Therapies second quarter revenue of $264 million decreased 8 percent, or 9 percent on a constant currency basis. Growth in Interventional Pain was offset by mid-teens declines in Spinal Cord Stimulation and mid-single digit declines in Pain Pumps, all on a constant currency basis, driven in part by the impact of Hurricane Maria.

Diabetes Group
The Diabetes Group includes the Intensive Insulin Management (IIM), Diabetes Service & Solutions (DSS), and Non-Intensive Diabetes Therapies (NDT) divisions. Diabetes Group worldwide second quarter revenue of $462 million was flat, or decreased 2 percent on a constant currency basis. The group is experiencing strong global demand for its new sensor-augmented insulin pump systems, and similar to the first quarter, growth was tempered as demand outpaced supply. The group’s ability to meet increasing patient demand has improved, as evidenced by the improved sequential revenue growth. In addition, the Diabetes Group’s capacity expansion plans for the second half of fiscal year 2018 are on track.

▪
IIM second quarter revenue declined in the low-single digits on a constant currency basis. In the U.S., IIM experienced a 15 percent growth in new patients. This was offset by delays in converting its existing installed base to new pumps due to CGM sensor supply constraints. In international markets, IIM delivered high-single digit constant currency growth due to the continued strength of the MiniMed® 640G system.

▪
DSS second quarter revenue was flat on a constant currency basis. In the U.S., consumables benefited from installed base growth and improved patient utilization, which was offset by price declines and increased payer requirements. In international markets, the Diabeter business had mid-twenties patient growth, while in consumables, installed base growth was offset by temporary market pressures in China and France.

▪
NDT second quarter revenue declined in the high-twenties on a constant currency basis given the temporarily limited supply of sensors for professional CGM. However, the division had 60 percent new account growth in US primary care.

Guidance
Medtronic today reiterated its revenue and non-GAAP EPS guidance. The company’s guidance is given on a comparable, constant currency basis, which accounts for the divestiture of certain businesses from its prior period Patient Monitoring & Recovery division by removing the financial impact of these businesses from the second, third, and fourth quarters of fiscal year 2017, as well as removing the impact of foreign currency.

In fiscal year 2018, the company continues to expect comparable, constant currency revenue growth to be in the range of 4 to 5 percent. While the impact of foreign currency remains fluid, if current exchange rates remain similar for the remainder of the fiscal year, the company’s revenue would be positively affected by approximately $275 million to $375 million for the fiscal year, including an approximate $155 to $175 million positive impact in the third fiscal quarter.

In fiscal year 2018, the company continues to expect diluted non-GAAP EPS growth to be in the range of 9 to 10 percent on a comparable, constant currency basis from the prior year comparable EPS of $4.37. Assuming current exchange rates remain similar for the rest of the year, the foreign exchange impact on the company’s non-GAAP EPS would be approximately negative 2 cents for the fiscal year, including an approximate positive 1 cent impact in the third fiscal quarter.

“We are seeing increased revenue momentum from several important new product launches, which we expect to continue into the second half of the fiscal year,” said Ishrak. “The combination of our growth momentum, business and geographic diversification, as well as our scale in markets around the world contribute to our goal of delivering increasingly consistent and dependable results for our shareholders.”

Webcast Information
Medtronic will host a webcast today, November 21, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, analysts, and news media. This quarterly webcast can be accessed by clicking on the Investor Events link at investorrelations.medtronic.com and this earnings release will be archived at newsroom.medtronic.com. Medtronic will be live tweeting during the webcast on our Newsroom Twitter account, @Medtronic. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Investor Events link at investorrelations.medtronic.com.

Financial Schedules
To view the second quarter financial schedules and non-GAAP reconciliations, click here. To view the second quarter earnings presentation, click here. Both documents can also be accessed by visiting newsroom.medtronic.com.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world’s largest medical technology, services and solutions companies - alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 84,000 people worldwide, serving physicians, hospitals and patients in approximately 160 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements, which are subject to risks and uncertainties, including those described in Medtronic’s periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). Anticipated results only reflect information available to Medtronic at this time and may differ from actual results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release. Certain information in this press release includes calculations or figures that have been prepared internally and have not been reviewed or audited by our independent registered public accounting firm, including but not limited to, certain information in the financial schedules accompanying this press release. Use of different methods for preparing, calculating or presenting information may lead to differences and such differences may be material.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures and guidance, including revenue and growth rates on a comparable, constant currency basis, net income, and diluted EPS, all of which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly figures increasing or decreasing are in comparison to the second quarter of fiscal year 2017.

Medtronic management believes that in order to properly understand its short-term and long-term financial trends, including period over period comparisons of the company’s operations, investors may find it useful to exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking revenue growth and EPS projections exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

View FY18 Second Quarter Financial Schedules & Non-GAAP Reconciliations
View FY18 Second Quarter Earnings Presentation

MEDTRONIC PLC
WORLD WIDE REVENUE
(Unaudited)

				ADJUSTED							ADJUSTED
	REPORTED			CONSTANT CURRENCY(2)		REVISED(3)		REPORTED			CONSTANT CURRENCY(2)		REVISED(3)
(in millions)	FY18 Q2	FY17 Q2	Reported Growth	Currency Impact	FY18 Q2	FY17 Q2	Comparable Constant Currency Growth	FY18 Q2 YTD	FY17 Q2 YTD	Reported Growth	Currency Impact	FY18 Q2 YTD	FY17 Q2 YTD	Constant Currency Growth
Cardiac & Vascular Group	$2,773	$2,584	7%	$16	$2,757	$2,584	7%	$5,419	$5,102	6%	$4	$5,415	$5,102	6%
Cardiac Rhythm & Heart Failure	1,467	1,400	5	6	1,461	1,400	4	2,857	2,734	4	(1)	2,858	2,734	5
Coronary & Structural Heart	854	753	13	8	846	753	12	1,671	1,515	10	5	1,666	1,515	10
Aortic & Peripheral Vascular	452	431	5	2	450	431	4	891	853	4	—	891	853	4

Minimally Invasive Therapies Group(1)	1,952	2,473	(21)	8	1,944	1,910	2	4,438	4,897	(9)	(6)	4,444	4,334	3
Surgical Innovations	1,334	1,271	5	8	1,326	1,271	4	2,733	2,619	4	(1)	2,734	2,619	4
Respiratory, Gastrointestinal, & Renal	618	1,202	(49)	—	618	639	(3)	1,705	2,278	(25)	(5)	1,710	1,715	—

Restorative Therapies Group	1,863	1,826	2	4	1,859	1,826	2	3,672	3,598	2	(3)	3,675	3,598	2
Spine	659	663	(1)	—	659	663	(1)	1,308	1,308	—	(3)	1,311	1,308	—
Brain Therapies	575	506	14	2	573	506	13	1,097	995	10	—	1,097	995	10
Specialty Therapies	365	369	(1)	1	364	369	(1)	734	725	1	—	734	725	1
Pain Therapies	264	288	(8)	1	263	288	(9)	533	570	(6)	—	533	570	(6)

Diabetes Group	462	462	—	7	455	462	(2)	911	914	—	7	904	914	(1)

TOTAL	$7,050	$7,345	(4)%	$35	$7,015	$6,782	3%	$14,440	$14,511	—%	$2	$14,438	$13,948	4%
See description of non-GAAP financial measures at the end of the earnings press release.

(1) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory Gastrointestinal & Renal. As a result, second quarter fiscal year 2017 results have been recast to adjust for this realignment. Results for the first quarter of fiscal year 2017 and 2018 included within the year-to-date figures herein have not been recast to adjust for this realignment.
(2) Constant currency adjusted revenue, a non-GAAP financial measure, presents current period revenue using average exchange rates in effect during the applicable prior year period.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second quarter of fiscal year 2017.

MEDTRONIC PLC
U.S.(1) REVENUE
(Unaudited)

				ADJUSTED					ADJUSTED
	REPORTED			REVISED(3)		REPORTED			REVISED(3)
(in millions)	FY18 Q2	FY17 Q2	Reported Growth	FY17 Q2	Comparable Growth	FY18 Q2 YTD	FY17 Q2 YTD	Reported Growth	FY17 Q2 YTD	Growth
Cardiac & Vascular Group	$1,423	$1,353	5%	$1,353	5%	$2,756	$2,650	4%	$2,650	4%
Cardiac Rhythm & Heart Failure	824	805	2	805	2	1,589	1,563	2	1,563	2
Coronary & Structural Heart	335	289	16	289	16	651	583	12	583	12
Aortic & Peripheral Vascular	264	259	2	259	2	516	504	2	504	2

Minimally Invasive Therapies Group(2)	795	1,266	(37)	834	(5)	2,040	2,501	(18)	2,069	(1)
Surgical Innovations	522	531	(2)	531	(2)	1,108	1,108	—	1,108	—
Respiratory, Gastrointestinal, & Renal	273	735	(63)	303	(10)	932	1,393	(33)	961	(3)

Restorative Therapies Group	1,258	1,261	—	1,261	—	2,479	2,468	—	2,468	—
Spine	458	469	(2)	469	(2)	912	921	(1)	921	(1)
Brain Therapies	335	293	14	293	14	629	571	10	571	10
Specialty Therapies	274	285	(4)	285	(4)	554	559	(1)	559	(1)
Pain Therapies	191	214	(11)	214	(11)	384	417	(8)	417	(8)

Diabetes Group	258	272	(5)	272	(5)	501	535	(6)	535	(6)

TOTAL	$3,734	$4,152	(10)%	$3,720	—%	$7,776	$8,154	(5)%	$7,722	1%

See description of non-GAAP financial measures at the end of the earnings press release.

(1) U.S. includes the United States and U.S. territories.
(2) In the second quarter of fiscal year 2018, the Company realigned its divisions within the Minimally Invasive Therapies Group, which included a movement of revenue from certain product lines within Surgical Innovations to Respiratory Gastrointestinal & Renal. As a result, second quarter fiscal year 2017 results have been recast to adjust for this realignment. Results for the first quarter of fiscal year 2017 and 2018 included within the year-to-date figures herein have not been recast to adjust for this realignment.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second quarter of fiscal year 2017.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC(1)
(Unaudited)

				ADJUSTED							ADJUSTED
	REPORTED			CONSTANT CURRENCY(2)		REVISED(3)		REPORTED			CONSTANT CURRENCY(2)		REVISED(3)
(in millions)	FY18 Q2	FY17 Q2	Reported Growth	Currency Impact	FY18 Q2	FY17 Q2	Comparable Constant Currency Growth	FY18 Q2 YTD	FY17 Q2 YTD	Reported Growth	Currency Impact	FY18 Q2 YTD	FY17 Q2 YTD	Constant Currency Growth
U.S.	$1,423	$1,353	5%	$—	$1,423	$1,353	5%	$2,756	$2,650	4%	$—	$2,756	$2,650	4%
Non-U.S. Developed	895	823	9	13	882	823	7	1,782	1,652	8	4	1,778	1,652	8
Emerging Markets	455	408	12	3	452	408	11	881	800	10	—	881	800	10
Cardiac & Vascular Group	2,773	2,584	7	16	2,757	2,584	7	5,419	5,102	6	4	5,415	5,102	6

U.S.	795	1,266	(37)	—	795	834	(5)	2,040	2,501	(18)	—	2,040	2,069	(1)
Non-U.S. Developed	783	853	(8)	5	778	754	3	1,648	1,716	(4)	(8)	1,656	1,617	2
Emerging Markets	374	354	6	3	371	322	15	750	680	10	2	748	648	15
Minimally Invasive Therapies Group	1,952	2,473	(21)	8	1,944	1,910	2	4,438	4,897	(9)	(6)	4,444	4,334	3

U.S.	1,258	1,261	—	—	1,258	1,261	—	2,479	2,468	—	—	2,479	2,468	—
Non-U.S. Developed	394	383	3	3	391	383	2	788	767	3	(2)	790	767	3
Emerging Markets	211	182	16	1	210	182	15	405	363	12	(1)	406	363	12
Restorative Therapies Group	1,863	1,826	2	4	1,859	1,826	2	3,672	3,598	2	(3)	3,675	3,598	2

U.S.	258	272	(5)	—	258	272	(5)	501	535	(6)	—	501	535	(6)
Non-U.S. Developed	169	150	13	7	162	150	8	336	305	10	7	329	305	8
Emerging Markets	35	40	(13)	—	35	40	(13)	74	74	—	—	74	74	—
Diabetes Group	462	462	—	7	455	462	(2)	911	914	—	7	904	914	(1)

U.S.	3,734	4,152	(10)	—	3,734	3,720	—	7,776	8,154	(5)	—	7,776	7,722	1
Non-U.S. Developed	2,241	2,209	1	28	2,213	2,110	5	4,554	4,440	3	1	4,553	4,341	5
Emerging Markets	1,075	984	9	7	1,068	952	12	2,110	1,917	10	1	2,109	1,885	12
TOTAL	$7,050	$7,345	(4)%	$35	$7,015	$6,782	3%	$14,440	$14,511	—%	$2	$14,438	$13,948	4%
See description of non-GAAP financial measures at the end of the earnings press release.

(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries of Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) Constant currency adjusted revenue, a non-GAAP financial measure, presents current period revenue using average exchange rates in effect during the applicable prior year period.
(3) Revised revenue excludes revenue related to the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second quarter of fiscal year 2017.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 27, 2017	October 28, 2016	October 27, 2017	October 28, 2016
Net sales	$7,050	$7,345	$14,440	$14,511

Costs and expenses:
Cost of products sold	2,120	2,326	4,469	4,587
Research and development expense	555	554	1,103	1,110
Selling, general, and administrative expense	2,438	2,416	4,923	4,844
Amortization of intangible assets	460	500	914	987
Restructuring charges, net	8	47	16	141
Acquisition-related items	7	28	51	80
Certain litigation charges	—	—	—	82
Divestiture-related items	67	—	114	—
Gain on sale of businesses	(697)	—	(697)	—
Special charge	80	—	80	—
Other expense, net	111	89	177	128
Operating profit	1,901	1,385	3,290	2,552

Interest income	(100)	(91)	(192)	(184)
Interest expense	273	264	559	536
Interest expense, net	173	173	367	352
Income before income taxes	1,728	1,212	2,923	2,200
Income tax (benefit) provision	(285)	101	(99)	160
Net income	2,013	1,111	3,022	2,040
Net loss attributable to noncontrolling interests	4	4	11	4
Net income attributable to Medtronic	$2,017	$1,115	$3,033	$2,044

Basic earnings per share	$1.49	$0.81	$2.23	$1.47

Diluted earnings per share	$1.48	$0.80	$2.21	$1.46

Basic weighted average shares outstanding	1,355.1	1,380.0	1,358.5	1,386.5

Diluted weighted average shares outstanding	1,365.8	1,392.5	1,370.8	1,400.2

Cash dividends declared per ordinary share	$0.46	$0.43	$0.92	$0.86

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,050	$2,120	69.9%	$1,901	27.0%	$1,728	$2,017	$1.48	(16.5)%
Non-GAAP Adjustments: (2)
Restructuring charges, net	—	(7)		18		18	14	0.01	22.2
Acquisition-related items	—	(11)		18		18	8	0.01	55.6
Divestiture-related items (a)	—	—		67		67	60	0.04	10.4
Gain on sale of businesses (b)	—	—		(697)		(697)	(697)	(0.51)	—
Hurricane Maria (c)	—	(17)		34		34	33	0.02	2.9
Special charge (d)	—	—		80		80	51	0.04	36.3
Amortization of intangible assets	—	—		460		460	374	0.27	18.7
Certain tax adjustments, net (e)	—	—		—		—	(404)	(0.30)	—
Non-GAAP	$7,050	$2,085	70.4%	$1,881	26.7%	$1,708	$1,456	$1.07	15.0%
Foreign currency impact	(35)	8	(0.2)	(13)	(0.1)			(0.01)
Foreign Currency Adjusted	$7,015	$2,093	70.2%	$1,868	26.6%			$1.06

	Three months ended October 28, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$7,345	$2,326	68.3%	$1,385	18.9%	$1,212	$1,115	$0.80	8.3%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (f)	—	(38)		38		38	24	0.02	36.8
Restructuring charges, net	—	—		47		47	35	0.03	25.5
Acquisition-related items	—	—		28		28	2	—	92.9
Amortization of intangible assets	—	—		500		500	385	0.28	23.0
Non-GAAP	$7,345	$2,288	68.8%	$1,998	27.2%	$1,825	$1,561	$1.12	14.7%

Year over year percent change:							Net Income	Diluted EPS
GAAP							81%	85%
Non-GAAP							(7)%	(4)%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or benefits that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(b)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(c)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(d)	The charge represents a commitment to fund the Medtronic Foundation.

(e)	The net benefit primarily relates to the tax effect from the intercompany sale of intellectual property.

(f)	Represents amortization of step-up in fair value of inventory acquired in connection with the HeartWare acquisition.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended October 27, 2017
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,440	$4,469	69.1%	$3,290	22.8%	$2,923	$3,033	$2.21	(3.4)%
Non-GAAP Adjustments: (2)
Restructuring charges, net	—	(12)		32		32	26	0.02	18.8
Acquisition-related items	—	(20)		71		71	47	0.03	33.8
Divestiture-related items (a)	—	—		115		115	100	0.07	13.0
Gain on sale of businesses (b)	—	—		(697)		(697)	(697)	(0.51)	—
Hurricane Maria (c)	—	(17)		34		34	33	0.02	2.9
Special charge (d)	—	—		80		80	51	0.04	36.3
Amortization of intangible assets	—	—		914		914	748	0.55	18.2
Certain tax adjustments, net (e)	—	—		—		—	(344)	(0.25)	—
Non-GAAP	$14,440	$4,420	69.4%	$3,839	26.6%	$3,472	$2,997	$2.19	14.0%
Foreign currency impact	(2)	5	—	27	0.2			0.01
Foreign Currency Adjusted	$14,438	$4,425	69.4%	$3,866	26.8%			$2.20

	Six months ended October 28, 2016
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS (1)	Effective Tax Rate
GAAP	$14,511	$4,587	68.4%	$2,552	17.6%	$2,200	$2,044	$1.46	7.3%
Non-GAAP Adjustments: (2)
Impact of inventory step-up (f)	—	(38)		38		38	24	0.02	36.8
Restructuring charges, net	—	(10)		151		151	113	0.08	25.2
Certain litigation charges	—	—		82		82	52	0.04	36.6
Acquisition-related items	—	—		80		80	41	0.03	48.8
Amortization of intangible assets	—	—		987		987	761	0.54	22.9
Certain tax adjustments, net (g)	—	—		—		—	(31)	(0.02)	—
Non-GAAP	$14,511	$4,539	68.7%	$3,890	26.8%	$3,538	$3,004	$2.15	15.2%

Year over year percent change:							Net Income	Diluted EPS
GAAP							48%	51%
Non-GAAP							—%	2%
See description of non-GAAP financial measures contained in this release.

(1)	The data in this schedule has been intentionally rounded to the nearest $0.01 and, therefore, may not sum.

(2)	Non-GAAP adjustments relate to charges or gains that management believes may or may not recur with similar materiality or impact on results in future periods.

(a)	The transaction expenses incurred in connection with the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(b)	The gain on the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(c)	The charges represent idle facility costs, asset write-downs, and humanitarian efforts related to Hurricane Maria.

(d)	The charge represents a commitment to fund the Medtronic Foundation.

(e)
The net benefit primarily relates to the tax effect from the intercompany sale of intellectual property, which is partially offset by the impacts from the divestiture of the Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses.

(f)	Represents amortization of step-up in fair value of inventory acquired in connection with the HeartWare acquisition.

(g)
The net benefit in certain tax adjustments relates to the resolution of various tax positions from prior years and other certain tax charges recorded in connection with the redemption of an intercompany minority interest.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Three months ended October 27, 2017
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a Percentage of Net Sales	R&D Expense	R&D Expense as a Percentage of Net Sales	Other Expense, net	Other Expense, net as a Percentage of Net Sales
GAAP	$7,050	$2,438	34.6%	$555	7.9%	$111	1.6%
Non-GAAP Adjustments: (1)
Restructuring charges, net	—	(3)		—		—
Hurricane Maria	—	(2)		—		(15)
Non-GAAP	7,050	2,433	34.5%	555	7.9%	96	1.4%
Foreign currency impact	(35)	(15)		(1)		(13)
Foreign currency adjusted	$7,015	$2,418	34.5%	$554	7.9%	$83	1.2%
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Non-GAAP adjustments relate to charges or benefits that management believes may or may not recur with similar materiality or impact on results in future periods.

MEDTRONIC PLC
ORGANIC REVENUE
(Unaudited)

Three months ended
October 27, 2017
Growth	(4.0)%
Foreign currency impact	(0.5)
Impact from divestiture (1)	7.9
Foreign currency adjusted	3.4
Impact from acquisitions	(0.3)
Adjusted growth	3.1%

(1) Adjustment for the revenue impact of the divested Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency businesses for the second quarter of fiscal year 2017.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS
(Unaudited)

	Six months ended	Fiscal year	Fiscal year
(in millions)	October 27, 2017	2017	2016
Net cash provided by operating activities	$1,644	$6,880	$5,218
Additions to property, plant, and equipment	(524)	(1,254)	(1,046)
Free Cash Flow (1)	$1,120	$5,626	$4,172
See description of non-GAAP financial measures at the end of the earnings press release.

(1)	Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 27, 2017	April 28, 2017
ASSETS

Current assets:
Cash and cash equivalents	$5,529	$4,967
Investments	7,997	8,741
Accounts receivable, less allowances of $168 and $155, respectively	5,752	5,591
Inventories, net	3,638	3,338
Other current assets	2,246	1,865
Current assets held for sale	—	371
Total current assets	25,162	24,873

Property, plant, and equipment	10,115	9,691
Accumulated depreciation	(5,674)	(5,330)
Property, plant, and equipment, net	4,441	4,361
Goodwill	39,077	38,515
Other intangible assets, net	22,625	23,407
Tax assets	1,749	1,509
Other assets	1,404	1,232
Noncurrent assets for sale	—	5,919
Total assets	$94,458	$99,816

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current debt obligations	$3,131	$7,520
Accounts payable	1,718	1,731
Accrued compensation	1,502	1,860
Accrued income taxes	872	633
Other accrued expenses	3,273	2,442
Current liabilities held for sale	—	34
Total current liabilities	10,496	14,220

Long-term debt	25,941	25,921
Accrued compensation and retirement benefits	1,475	1,641
Accrued income taxes	2,194	2,405
Deferred tax liabilities	1,841	2,978
Other liabilities	933	1,515
Noncurrent liabilities held for sale	—	720
Total liabilities	42,880	49,400

Commitments and contingencies
Shareholders’ equity:

Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,353,591,988 and 1,369,424,818 shares issued and outstanding, respectively	—	—
Additional paid-in capital	28,091	29,551
Retained earnings	25,438	23,356
Accumulated other comprehensive loss	(2,060)	(2,613)
Total shareholders’ equity	51,469	50,294
Noncontrolling interests	109	122
Total equity	51,578	50,416
Total liabilities and equity	$94,458	$99,816

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 27, 2017	October 28, 2016
Operating Activities:
Net income	$3,022	$2,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,314	1,469
Amortization of debt premium, discount, and issuance costs	(20)	14
Acquisition-related items	(25)	(47)
Provision for doubtful accounts	20	18
Deferred income taxes	(830)	(50)
Stock-based compensation	198	190
Gain on sale of businesses	(697)	—
Other, net	4	(105)
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(68)	(89)
Inventories, net	(273)	(187)
Accounts payable and accrued liabilities	(307)	(306)
Other operating assets and liabilities	(694)	75
Net cash provided by operating activities	1,644	3,022
Investing Activities:
Acquisitions, net of cash acquired	(76)	(1,306)
Proceeds from sale of businesses	6,058	—
Additions to property, plant, and equipment	(524)	(598)
Purchases of investments	(1,685)	(2,110)
Sales and maturities of investments	2,354	3,625
	(2)	32
Net cash provided by (used in) investing activities	6,125	(357)
Financing Activities:
Acquisition-related contingent consideration	(39)	(36)
Change in current debt obligations, net	(190)	1,154
Proceeds from short-term borrowings (maturities greater than 90 days)	—	4
Issuance of long-term debt	20	131
Payments on long-term debt	(4,161)	(252)
Dividends to shareholders	(1,247)	(1,192)
Issuance of ordinary shares	230	260
Repurchase of ordinary shares	(1,888)	(2,794)
Other financing activities	(2)	74
Net cash used in financing activities	(7,277)	(2,651)
Effect of exchange rate changes on cash and cash equivalents	70	64
Net change in cash and cash equivalents	562	78
Cash and cash equivalents at beginning of period	4,967	2,876
Cash and cash equivalents at end of period	$5,529	$2,954
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$674	$258
Interest	587	559